UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 11, 2013

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a Press Release issued by Matador Resources Company (the “Company”) on April 15, 2013 regarding an update on various aspects of its business.

The Company expects to make presentations concerning its business to potential investors. The materials to be utilized during the presentations (the “Materials”) are furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

In the Materials, the Company has included as “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K of the Exchange Act, (i) earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, including stock option and grant expense and restricted stock and restricted stock units expense, and net gain or loss on asset sales and inventory impairment (“Adjusted EBITDA”) and (ii) present value discounted at 10% (pre-tax) of estimated total proved reserves (“PV-10”). In the Materials, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally-accepted accounting principles (“GAAP”) in the United States. In addition, in the Materials, the Company has provided the reasons why the Company believes those non-GAAP financial measures provide useful information to investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2013, the Board of Directors (the “Board”) of the Company appointed Carlos M. Sepulveda, Jr. to the Board. Mr. Sepulveda is retiring as President and CEO of Interstate Battery System International, Inc. — a position he has held since March 2004 — in May 2013 but will remain on that company’s board of directors. He serves as Chairman of the Board of Triumph Bancorp, Inc. and also serves on the Board of Directors and is Chair of the Audit Committee of Cinemark Holdings, Inc. The Company anticipates that Mr. Sepulveda will be appointed to the Audit Committee of the Board at the Board’s next regularly scheduled meeting in May 2013.

Mr. Sepulveda was appointed to serve as a Class I director and will stand for election as a Class I director at the 2013 Annual Meeting of Shareholders to serve for a term of office until the Company’s 2015 Annual Meeting of Shareholders and until the election and qualification of his successor or until his earlier death, retirement, resignation or removal.

Mr. Sepulveda will be compensated according to the director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 7, 2012 and incorporated herein by reference. He will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference.

On February 7, 2012, upon the closing of our initial public offering, Mr. Sepulveda purchased $600,000 of the Company’s common stock in the directed share program from the underwriters in the offering at the initial price to the public.

Item 7.01 Regulation FD Disclosure.

Item 2.02 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 15, 2013.
99.2	Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: April 15, 2013	By:	/s/ David E. Lancaster
	Name:	David E. Lancaster
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 15, 2013.
99.2	Presentation Materials.